                                                                    Exhibit 99.4
                         SEARCH FINANCIAL SERVICES INC.

      OFFER TO EXCHANGE 9%/7% CONVERTIBLE PREFERRED STOCK AND 12% SENIOR
                    CONVERTIBLE PREFERRED STOCK FOR SHARES
                      OF SEARCH FINANCIAL SERVICES INC.
                                 COMMON STOCK

                              CUSIP NO.812209203

 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., DALLAS, TEXAS TIME, ON FRIDAY,
         ___________, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").

                 TENDERS OF 9%/7% CONVERTIBLE PREFERRED STOCK
                  AND 12% SENIOR CONVERTIBLE PREFERRED STOCK
          MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.


                                                               _______  __, 1997

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

         We are enclosing herewith the material listed below relating to the offer to exchange (the "Exchange Offer") by Search Financial Services Inc. (the "Company") each share of its 9%/7% Convertible Preferred Stock and 12% Senior Convertible Preferred Stock (together collectively referred to as the "Preferred Stock") for four shares of the Company's Common Stock, $.01 par value (the "Exchange Consideration"). Consummation of the Exchange Offer is subject to, among other things, satisfaction of the conditions set forth in the Proxy Statement/Prospectus (and the Offer to Exchange contained therein) referred to below under the heading "The Exchange Offer--Conditions of the Offer."

         We are asking you to contact your clients for whom you hold Preferred Stock registered in your name or in the name of your nominee. In addition, we are asking you to contact your clients who, to your knowledge, hold Preferred Stock registered in their own name.

         Enclosed for your information and use are copies of the following documents:

         1. The Company's Proxy Statement/Prospectus (and the Offer to Exchange contained therein) dated _______ __, 1997;

         2. A YELLOW Letter of Transmittal for your use in connection with the tender of Preferred Stock and for the information of your clients;

         3. A BLUE form of letter that may be sent to your clients for whose accounts you hold Preferred Stock registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

         4.      A GREEN form of Notice of Guaranteed Delivery;

         5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

         6.      A return envelope addressed to the Exchange Agent.

         WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., DALLAS, TEXAS TIME, ON FRIDAY,

_______ ___, 1998 UNLESS EXTENDED (THE "EXPIRATION DATE"). PREFERRED STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS (AND THE OFFER TO EXCHANGE CONTAINED THEREIN) AT ANY TIME PRIOR TO THE EXPIRATION DATE.

         In all cases, the Exchange Consideration will be issued for Preferred Stock for exchange pursuant to the Exchange Offer only after timely receipt by the Exchange Agent of such Preferred Stock (or confirmation of book-entry transfer of such Preferred Stock into the Exchange Agent's account at one of the Depository Institutions (as defined in the Proxy Statement/Prospectus and the Offer to Exchange contained therein), a Letter of Transmittal (or facsimile thereof), properly completed and validly executed, and any other required documents.

         If holders of Preferred Stock wish to tender, but it is impracticable for them to forward their Preferred Stock or other required documents prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures described in the Proxy Statement/Prospectus (and the Offer to Exchange contained therein) under the heading "The Exchange Offer--Procedures for Tendering--Guaranteed Delivery."

         Procedures for tendering Preferred Stock are set forth in the Proxy Statement/Prospectus (and the Offer to Exchange contained therein) under the caption "The Exchange Offer--Procedures for Tendering." Holders of Preferred Stock who wish to tender their Preferred Stock must use either the Letter of Transmittal (the "Letter of Transmittal") distributed with the Proxy Statement/Prospectus (and the Offer to Exchange contained therein ) or a facsimile thereof. In addition, holders of Preferred Stock who are following the procedures for guaranteed delivery set forth in the Proxy Statement/Prospectus (and the Offer to Exchange contained therein) must use the Notice of Guaranteed Delivery distributed with the Proxy Statement/Prospectus.

         The Proxy Statement/Prospectus also includes proposals to amend the Company's Restated Certificate of Incorporation, providing for the reclassifications and conversions (the "Reclassifications") of each outstanding share of Preferred Stock into four shares of Common Stock of the Company. The procedures contained in the Letter of Transmittal for tendering shares of Preferred Stock shall also be applicable if the Reclassifications are effected. The completion of the Letter of Transmittal and delivery of certificates evidencing shares of Preferred Stock pursuant to the instructions contained in the Letter of Transmittal shall also be deemed to be a surrender of such shares of Preferred Stock for purposes of the Reclassifications.

         The Company will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any transfer taxes payable with respect to the transfer of Preferred Stock to it, except as otherwise provided in the Letter of Transmittal.

         The Company will also pay a solicitation fee to any licensed broker/dealers in connection with the solicitation of tenders of Preferred Stock pursuant to the Proxy Statement/Prospectus (and the Offer to Exchange contained therein).

         Any inquiries you may have with respect to the Exchange Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Company at its address and telephone number set forth on the back cover page of the Proxy Statement/Prospectus.

                                       Very truly yours,


                                       -------------------------------------
                                       Search Financial Services Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, THE EXCHANGE AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.